Exhibit 10.1

LOAN AGREEMENT AND PROMISSORY NOTE

The undersigned hereby make and enter into this Loan Agreement and Promissory Note as of this__________ day of _____________, 20__.

WHEREAS, Health Revenue Assurance Associates, Inc., 8551 W. Sunrise Boulevard, Suite 304, Plantation, FL 33322 hereinafter referred to as “Health Revenue”, has agreed to pay to the following payee, and the payee has agreed to accept the sums set forth below, and

NOW, THEREFORE, based upon the payment of indebtedness and other good and valuable consideration, the parties agree as follows:

1. LOAN TERMS

Amount of Loan - $

Repayment Terms

Interest – 12% per annum

Term – 26 months

Payment – Equal monthly payments of principal and interest, based upon a 24 month repayment schedule in equal installments of $ ____________________, with the first payment beginning 60 days from execution of this Agreement.

Each payment shall consist of its proportionate shares of principal and interest.

Prepayment - HRAA may prepay this Loan Agreement and Promissory Note at any time without penalty.

In the event that any payment is not made hereunder within thirty (30) days of the date on which payment is due (the “Grace Period”), such shall be considered a default pursuant to the terms of this Loan Agreement and Promissory Note (“Default”).  Upon Default, the payee must send a certified default written notice, to HRAA, providing for an additional seven (7) days to cure any default, after the expiration of the Grace Period (the “Cure Period”). Upon completion of the Cure Period, this Loan Agreement and Promissory Note may be turned over to an attorney for collection or suit, and HRAA shall pay all costs of collection hereunder including a reasonable attorney’s fee pursuant to law.

2.	COLLATERAL FOR LOAN REPAYMENT

a.
UCC-1 on contract accounts receivable with Baptist Memorial Health Care Corporation, which contract is known as HRAA 1440, executed on June 24, 2011, which includes an Addendum dated October 5, 2012, and attached as Schedule “A”.

It is understood that there is a lien in favor of a factoring company on all receivables of HRAA (the “Senior Lender”) and any security interest granted hereby shall be fully subordinate the Senior Lender.

b.	Corporate Guaranty of Health Revenue Assurance Holdings, Inc., Dreamreachers, LLC, attached hereto as Schedule “B”.

3.
In addition to repayment of the loan, the Payee shall receive the following number of shares of restricted common stock of HRAA, to be issued upon receipt of the loan (the “Securities”). The securities shall contain restrictive legends in accordance with legal requirements.

SHARES TO BE ISSUED –

4.
The undersigned lender (the “Lender”) has obtained any and all other documents, records, books, materials, and information it deemed necessary for evaluating the loan to HRAA (collectively, the “Company Materials”).  The Lender confirms that it had a reasonable opportunity to make such further investigation of HRAA and to receive answers from HRAA concerning the terms and conditions of the loan and the information contained in the Company Materials, and all requested information has been provided to the full satisfaction of the Lender.  The Lender is satisfied that he Lender has received adequate information with respect to all matters which it considers material to its decision to make this investment.

5.
 The Lender has the requisite knowledge and experience in financial, tax, and business matters and investments in securities to utilize the information made available to the Lender in connection with the loan, to evaluate the merits and risks of this investment, to make an informed investment decision with respect thereto and to protect the undersigned investor’s interests in connection with this transaction.

6.
The Lender is making the Loan and receiving the Securities solely for the Lender’s own account, for investment, and not with a view to the distribution or resale of such shares in whole or in part.  Any information that the undersigned investor has heretofore furnished or furnishes herewith to HRAA is complete and accurate and may be relied upon by HRAA in determining the availability of an exemption from registration under any federal and state securities laws in connection with the loan or the Securities.

7.
The Lender is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Act (“Accredited Investor”) and as set forth on the Accredited Investor Certification attached hereto.

8.
The Lender confirms the Securities were not offered to the undersigned investor by any means of general solicitation or general advertising including, without limitation, any article, notice, advertisement, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio.

9.	This Loan Agreement and Promissory Note shall be governed by the laws of the State of Florida, and shall be binding upon the parties and their heirs and successors.

[Signatures page to follow]

IN WITNESS WHEREOF, this Loan Agreement and Promissory Note has been executed and delivered on the date specified above by the duly authorized representative of HRAA and the Lender.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.:

____________________________________________
Health Revenue Assurance Associates, Inc. By: Robert Rubinowitz, President

LENDER:

Amount of Loan: $_______________ Address for Notices: